SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2004

HCA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11239	75-2497104

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Park Plaza, Nashville, Tennessee	37203

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 344-9551

Not Applicable

(Former name or former address, if changed since last report)

Item 5. OTHER EVENTS.

     In connection with the issuance and sale, pursuant to the Securities Act of 1933, as amended, of an aggregate of $500,000,000 principal amount of the Registrant’s 5.75% Notes due March 15, 2014, the Registrant files herewith those Exhibits listed in Items 7(c) below.

ITEM 7(c) EXHIBITS.

     The following Exhibits are furnished in accordance with Item 601 of Regulation S-K:

Exhibit 1.1	Underwriting Agreement Standard Provisions (Debt Securities) dated September 18, 2002, (filed as Exhibit 1.1 to the Registrant’s Current Report on Form 8-K dated September 18, 2002 and incorporated herein by reference).
Exhibit 1.2	Underwriting Agreement (Terms) dated March 3, 2004 by and among the Registrant and the several Underwriters named therein.
Exhibit 4.1	5.75% Note due March 15, 2014 in the principal amount of $500,000,000.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA INC.

Date: March 11, 2004	By:	/s/ John M. Franck II

John M. Franck II Vice President and Corporate Secretary